            NEWS RELEASE

42 E. Lancaster Avenue Paoli, Pennsylvania 19301 | 610-644-9400 | http://ir.malvernbancorp.com

Investor Contacts:

Joseph D. Gangemi

Corporate Investor Relations

610-695-3676

Investor Relations Contact:

Ronald Morales

610-695-3646

Malvern Bancorp, Inc. Announces Extension of Stock Repurchase Program

PAOLI, Pa., February 28, 2020 (GLOBE NEWSWIRE) -- Malvern Bancorp, Inc. (NASDAQ: MLVF) (the “Company”), parent company of Malvern Bank, National Association (“Malvern” or the “Bank”),today announced that its board of directors has extended the timeframe for its current stock repurchase program, previously announced on March 14, 2019, from March 31, 2020 to December 31, 2020.

When the current program was previously announced, the Company planned to repurchase up to 194,516 shares, or approximately 2.5% of the current outstanding common stock. To date, the Company has repurchased 16,863 of these shares at an average cost of $19.95 per share, leaving 177,653 shares, or approximately 2.3% of the current outstanding stock, still available for repurchase.

The Company currently has approximately 7.782 million shares of common stock outstanding. Repurchases may be made from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. Open market repurchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and the applicable legal requirements. Share repurchases will be made at the Company’s discretion at prices the Company considers attractive and in the best interests of the Company and its stockholders, subject to the availability of stock, general market conditions, trading price, alternate uses for capital and the Company’s financial performance. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion.

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About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. is the holding company for Malvern Bank, National Association, an institution that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity.

Malvern Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its twelve other banking locations in Chester, Delaware and Bucks counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters, Palm Beach, Florida, and Montchanin, Delaware. Malvern Bank also maintains representative offices in Wellington, Florida and Allentown, Pennsylvania.  Malvern Bank’s primary market niche is providing personalized service to its client base.

Malvern Bank, through its Private Banking division and a strategic partnership with Bell Rock Capital in Rehoboth Beach, Delaware, provides personalized wealth management and advisory services to high net worth individuals and families. These services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services. Malvern Bank offers insurance services though Malvern Insurance Associates, LLC, which provides clients a rich array of financial services, including commercial and personal insurance and commercial and personal lending.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernbancorp.com. For information regarding Malvern Bank, please visit our web site at http://www.mymalvernbank.com.

Forward-Looking Statements

This press release contains certain forward looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Malvern Bancorp, Inc. (the “Company”), and changes in the securities markets, as well as other risk factors identified in the Company’s Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.

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